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                                                                  EXHIBIT 23.4

[VALUEMETRICS, INC. LETTERHEAD]

                        CONSENT OF VALUEMETRICS, INC.

   We hereby consent to the inclusion in the Joint Proxy Statement of Advanced NMR Systems, Inc. and Advanced Mammography Systems, Inc. forming part of this Registration Statement on Form S-4 of Advanced NMR Systems, Inc. of our opinion attached as Annex B thereto and the reference to such opinion and to our firm therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                          VALUEMETRICS, INC.

                                          By:
                                          ---------------------
                                          Title: Vice President

Dated: September 4, 1997